                                                                     Exhibit 11

FRESH FOODS, INC. AND SUBSIDIARIES____________________________________________

                       Computation of Per Share Earnings

                                                                    Quarters Ended                  Year to Date Ended
                                                                    --------------                  ------------------
                                                              September 5,     August 15,       September 5,    August 15,
                                                                 1998             1997             1998            1997
                                                            -------------    -------------    -------------    ------------

Computation of Earnings Per Common Share - Basic:

Earnings (loss) before extraordinary item                   $    (292,575)   $  1,354,462     $      46,433    $  2,356,474
Extraordinary loss from early extinguishment of debt (net
   of income tax benefit of $43,312)                              (66,181)                          (66,181)
                                                            -------------    ------------     -------------    ------------
      Net earnings (loss)                                   $    (358,756)   $  1,354,462     $     (19,748)   $  2,356,474
                                                            ==============   ============     =============    ============

Actual outstanding shares at beginning of period                5,902,824       5,518,484         5,898,449       5,326,948
Add (deduct) weighted average shares applicable to:
      Common stock purchased                                                                                        (81,047)
      Common stock issued                                           5,068           6,098             6,668         333,974
                                                            -------------    ------------     -------------    ------------
Weighted average shares as adjusted                             5,907,892       5,524,582         5,905,117       5,579,875
                                                            =============    ============     =============    ============

Earnings (loss) before extraordinary item - basic           $       (0.05)   $       0.25     $        0.01    $       0.42
Extraordinary loss from early extinguishment of debt                (0.01)                            (0.01)
                                                            -------------    ------------     -------------    ------------
      Earnings (loss) per common share - basic              $       (0.06)   $       0.25     $       --       $       0.42
                                                            =============    ============     =============    ============


Computation of Earnings Per Common Share - Diluted:

Earnings (loss) before extraordinary item                   $    (292,575)   $  1,354,462     $      46,433    $  2,356,474
Extraordinary loss from early extinguishment of debt (net
   of income tax benefit of $42,312)                              (66,181)                          (66,181)
                                                            -------------    ------------     -------------    ------------
      Net earnings (loss)                                   $    (358,756)   $  1,354,462     $     (19,748)   $  2,356,474
                                                            =============    ============     =============    ============

Actual outstanding shares at beginning of period                5,902,824       5,518,484         5,898,449       5,326,948
Add (deduct) weighted average shares applicable to:
   Common stock purchased                                                                                           (81,047)
   Common stock issued                                              5,068           6,098             6,668         333,974
   Common stock options exercised                                                     316             5,776           3,281
   Common stock options forfeited                                                                    68,847
   Common stock options outstanding                                               487,605           173,228         458,539
                                                            -------------    ------------     -------------    ------------

Weighted average shares as adjusted                             5,907,892       6,012,503         6,152,968       6,041,695
                                                            =============    ============     =============    ============

Earnings (loss) before extraordinary item - diluted         $       (0.05)   $       0.23     $        0.01    $       0.39
Extraordinary loss from early extinguishment of debt                (0.01)                            (0.01)
                                                            -------------    ------------     -------------    ------------
      Earnings (loss) per common share - diluted            $       (0.06)   $       0.23     $       --       $       0.39
                                                            =============    ============     =============    ============


                                      19